LIBERTY NORTHWEST INSURANCE CORPORATION - 21733

         WORKERS COMPENSATION AND EMPLOYERS LIABILITY INSURANCE POLICY

ACCOUNT EXECUTIVE: DAVID LAUCHNOR
                                                                      0046 / New

                                INFORMATION PAGE

Status: CORPORATION                                        FEIN:       810455233

Policy No. WC4-1NC-013684-011                              Risk Id No. 250270135

                   TD/CD: 93 / 8                SFXlI: NO 1

1. The Insured:            JORE CORPORATION

   Mailing Address:        45000 HWY 93 S
                           RONAN, MT 59864

   Other workplaces not shown above:

2. The policy period is from 7/01/2001 to 7/01/2002 12:01 a.m. standard time at the address of the insured as stated above.

3. A. Workers Compensation Insurance: Part One of the policy applies to the Workers Compensation Law of the states listed here: MONTANA

   B. Employers Liability Insurance: Part Two of the policy applies to work in each state listed in item 3.A. The limits of our liability under Part Two are:

               Bodily Injury by Accident            $100,000    each accident
               Bodily Injury by Disease            $ 500,000    policy limit
               Bodily Injury by Disease             $100,000    each employee

   C. Other States Insurance: Part Three of the policy applies to the states, if any, listed here:

     All states except Ohio, North Dakota, Washington, West Virginia, Wyoming

4. The premium for this policy will be determined by our Manuals of Rules, Classifications, Rates and Rating Plans. All Information shown on attached extension schedule is subject to verification and change by audit.

   Expense Constant: $ Included          Reporting Frequency: Monthly

   Deposit Premium:  $ 60,000.O0         Minimum Premium: $ 750

            Total Estimated Annual Premium: $ 260,787

Endorsements:    (See Extension of Information Page)